Exhibit 99.2

Bay Banks of Virginia, Inc. Completes
$25 Million Subordinated Notes Offering

Company Release – 10/7/19

RICHMOND, Va., October 7, 2019 / PRNewswire / -- Bay Banks of Virginia, Inc. (the “Company”) (OTCQB: BAYK), holding company for Virginia Commonwealth Bank and VCB Financial Group, Inc., announced today that it has completed a private placement of $25 million in fixed-to-floating rate subordinated notes due 2029 (the “Notes”). The Notes have been structured to qualify as Tier 2 capital under bank regulatory guidelines, and the proceeds from the sale of the Notes will be utilized for general corporate purposes, including the potential repayment of the Company’s existing subordinated debt (which debt becomes callable in May 2020) and supporting capital levels at Virginia Commonwealth Bank. Sandler O’Neill + Partners, L.P., served as the sole placement agent.

The Notes will initially bear interest at 5.625% per annum, beginning October 7, 2019 through October 14, 2024, payable semi-annually in arrears. From October 15, 2024 through October 14, 2029, or up to an early redemption date, the interest rate shall reset quarterly to an interest rate per annum equal to the then current three-month SOFR plus 433.5 basis points, payable quarterly in arrears. Beginning on October 15, 2024 through maturity, the Notes may be redeemed, at the Company’s option, on any scheduled interest payment date. The Notes will mature on October 15, 2029.

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security.

About Bay Banks of Virginia, Inc.

Bay Banks of Virginia, Inc. is the bank holding company for Virginia Commonwealth Bank and VCB Financial Group, Inc. Founded in the 1930s, Virginia Commonwealth Bank is headquartered in Richmond, Virginia. With 19 banking offices, including one loan production office, located throughout the greater Richmond area, the Northern Neck region, Middlesex County, the Tri-Cities area and the Hampton Roads region, the bank serves businesses, professionals, and consumers with a wide variety of financial services, including retail and commercial banking, and mortgage banking. VCB Financial Group provides management services for personal and corporate trusts, including estate planning, estate settlement and trust administration, and investment and wealth management services.

Caution About Forward-Looking Statements

This press release contains statements concerning the Company’s expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute “forward-looking statements” as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to: changes in interest rates and general economic conditions; the legislative/regulatory climate; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and Federal Reserve Board; the quality or composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company’s market area; acquisitions and dispositions; implementation of new technologies and the ability to develop and maintain secure and reliable electronic systems; and tax and accounting rules, principles, policies and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, contact Randal R. Greene, President and Chief Executive Officer, at 844-404-9668 or Judy C. Gavant, Executive Vice President and Chief Financial Officer, at 804-518-2606 or inquiries@baybanks.com.